UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2014

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington	000-5513	02-0592619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)
(206) 805-8300
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 22, 2014, the Board of Directors of Acucela Inc. (the “Company”) appointed Brian O’Callaghan, the Company’s President, Chief Operating Officer, and interim Chief Financial Officer, as the Chief Executive Officer (“CEO”) of the Company, effective January 1, 2015. In connection with this appointment, Mr. O’Callaghan will retain the same positions he held before his appointment as CEO, except he will no longer serve as Chief Operating Officer of the Company, and that role will be eliminated, effective as of January 1, 2015. Ryo Kubota, M.D., Ph.D., the founder of the Company, will retain his position as Chairman of the Company’s Board of Directors. A copy of the press release relating to Mr. O’Callaghan’s appointment is filed as Exhibit 99.01 to this Current Report on Form 8‑K.
The Company has consulted with Otsuka Pharmaceutical Co., Ltd. (“Otsuka”) regarding the foregoing management changes and, as parties to that certain Co‑Development And Commercialization Agreement dated September 4, 2008, as amended, and that certain Development and Collaboration Agreement dated September 15, 2010, as amended, the Company and Otsuka are in the process of working to modify the provisions thereof to accommodate such changes.
Brian O’Callaghan, 45, has served on the Company’s Board of Directors since September 2013 and was appointed the Company’s President, Chief Operating Officer and interim Chief Financial Officer in September 2014. Prior to joining Acucela, he was most recently Chairman and CEO of Sonrgy Inc., a San Diego-based biotechnology company. Previous to Sonrgy, Mr. O’Callaghan served as President and Chief Executive Officer of Sangart Inc. and as a member of Sangart’s Board of Directors. Mr. O’Callaghan has also held the position of Chief Commercial Officer at NPS Pharmaceuticals, Inc., where he led important corporate strategic initiatives, and as General Manager of two global divisions of Covance Inc., where he was successful in restructuring and rebuilding two core business units. At Novartis Pharmaceuticals Corporation, Mr. O’Callaghan served as General Manager of their North American Transplantation & Immunology Division, as well as their Infectious Diseases Division, where he was instrumental in several successful product launches, in-licensing deals and growing two key business units. Mr. O’Callaghan co-founded a biopharmaceutical company, BioPartners, in Switzerland; served as General Manager of Merck Biopharmaceuticals in Germany; and has held various senior management positions within Pfizer UK and Bayer, Ireland. Mr. O’Callaghan holds an MBA from Henley College of Business Management in the UK and Marketing Diploma from the Cork Institute of Technology and the Marketing Institute of Ireland. He currently serves on a number of Boards, including BIOCOM, Aquavit Biopharma and the San Diego Century Club.

There are no family relationships between Mr. O’Callaghan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. O’Callaghan’s appointment as CEO, the Company and Dr. Kubota have agreed to amend that certain Employment Agreement between Dr. Kubota and the Company dated April 18, 2005, as amended (the “Employment Agreement”), to provide for the following:

•	A salary of $515,000 per year, subject to standard adjustments approved by the Company’s Board of Directors.

•	Removal of annual bonus provisions.

•	Termination of eligibility to receive stock options or restricted shares of the Company’s common stock.

The foregoing is a summary of the expected amendment to the Employment Agreement. The foregoing is qualified in its entirety by reference to such amendment, which the Company will file as an exhibit to a Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.01	Press release, dated as of December 22, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.

	By:	/s/ Brian O’Callaghan
Brian O’Callaghan
Date: December 23, 2014		President

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press release, dated as of December 22, 2014.

26613/00500/DOCS/3484030.5